Exhibit 99.1

NEWS RELEASE

FOR:	TRUMP ENTERTAINMENT RESORTS, INC. (NASDAQ NMS: TRMP)

CONTACT:	Dale Black, EVP, Chief Financial Officer, (609) 449-5556 or John Burke, EVP, Treasurer, (212) 891-1500

FOR RELEASE:	May 3, 2006

TRUMP ENTERTAINMENT RESORTS REPORTS

FIRST QUARTER RESULTS

•	Decreased Promotional Spending Leads to Higher Net Revenues

•	Retheming Projects Underway

ATLANTIC CITY, NJ – Trump Entertainment Resorts, Inc. (the “Company”) (NASDAQ NMS: TRMP) today reported its operating results for the first quarter ended March 31, 2006. The Company’s loss from continuing operations was ($9.7) million or ($0.32) per share for the quarter compared to the ($46.9) million loss or ($1.57) per share of our Predecessor Company for the quarter ended March 31, 2005. Net loss, including the results of our discontinued operations, was ($45.4) million or ($1.52) in the first quarter of 2005. The Company completed its reorganization on May 20, 2005. As a result of fresh-start accounting adjustments associated with the reorganization, results for the quarter ended March 31, 2006 are not comparable to the results of our Predecessor Company last year.

A summary of results follows:

	Reorganized Company	Predecessor Company
	Three months ended March 31,
(in millions except per share data)	2006	2005
Net revenues	237.6	234.2
Income from operations	18.3	8.9
Adjusted EBITDA	37.2	37.9
(Loss) from continuing operations	(9.7)	(46.9)
Discontinued operations	—	1.5
Net (loss)	(9.7)	(45.4)
Basic and diluted share data
Continuing operations	$(0.32)	$(1.57)
Discontinued operations	—	0.05

	$(0.32)	$(1.52)

The Company reported Adjusted EBITDA of $37.2 million on net revenues of $237.6 million in the first quarter of 2006 compared to Adjusted EBITDA of $37.9 million in 2005 on net revenues of $234.2 million.

Adjusted EBITDA is EBITDA excluding reorganization expenses and related costs, development costs and stock compensation. The Company is presenting Adjusted EBITDA in 2006 to highlight differences that exist between the Company and its predecessor due to the reorganization of the Company and new accounting pronouncements. EBITDA and Adjusted EBITDA are not Generally Accepted Accounting Principles (“GAAP”) measurements, but are commonly used in the gaming industry as measures of performance and as a basis for valuation of gaming companies. Refer to the selected financial information accompanying this press release for a reconciliation of income from operations to Adjusted EBITDA.

Mark Juliano, the Company’s Chief Operating Officer commented, “The operating plan that we are implementing across the enterprise continues to show affirmative signs of positive change that will lead to improved financial results. Through focused marketing campaigns that have cut promotional allowances by $12.7 million, we were able to offset first quarter casino revenue declines and produce an increase in net revenues of $3.4 million. Further, these changes and other operating initiatives we have implemented produced increased property level Adjusted EBITDA of $1.3 million to $42.9 million. Going forward, we plan to reinvest these promotional savings into different customer segments and expect to see increasing revenues and operating profit.”

The Company reported that corporate costs, ignoring the impact of reorganization costs in 2005, increased $4.0 million to $8.0 million in 2006 as a result of expense related to stock based compensation, increased legal expenses and development costs associated with their growth efforts.

In addition to the above mentioned items, as a result of our reorganization effective in May 2005, the comparability of our operating results from continuing operations for the first quarter of 2006 versus the first quarter of 2005 were impacted by the following items:

1.	Overall interest expense decreased by $22.5 million from $55.0 million for the period ended March 31, 2005 to $32.5 million in 2006 due to the decrease in debt levels and interest rates.

2.	Depreciation and amortization decreased by $6.4 million to $16.6 million for the three months ended March 31, 2006 as a result of the revaluation of our assets on May 20, 2005.

3.	Our first quarter 2006 loss from continuing operations includes a minority interest benefit of $3.0 million.

James B. Perry, Chief Executive Officer and President added, “In the year since the completion of our reorganization and during the nine months since I arrived at the Company, I believe we have made significant strides and are ahead of the timeframe I envisioned in changing our culture and implementing targeted technology changes that will streamline our business. Our plans for the aggressive implementation of physical changes to our properties also continue to move forward, although we are approximately 6 weeks behind the schedule I envisioned due to the time necessary for the planning, design and permitting processes.

As we head into the rest of the year we will continue to focus on our plan to improve operations, our culture and our physical plant.

Along with our efforts to consistently improve the key elements of quality, service, cleanliness and overall entertainment value across the enterprise, we will kick-off a campaign in the second quarter specifically designed to maximize our unique ability to utilize the strength and recognition of the

Trump brand. In order to maximize profitability, the branding campaign will incorporate both the unified marketing of the Company as well as strategic marketplace positioning and the identification of target customers for each of our properties. This branding campaign will spotlight the rebuilding of the Trump Atlantic City properties as we design and implement changes to both the physical plants and operations.”

Perry, further commented, “We have started our $110 million capital plan including projects at all three of our properties, consisting of improved restaurant and retail venues, more exciting casino floors, improved meeting and convention space and rethemed entertainment areas, as well as completing the renovation of all our rooms and suites. We recently completed the new 24 Central Café at Trump Plaza. Construction also is underway on our new Asian gaming area, noodle bar and casino lounge at Trump Taj Mahal and we expect to start the $25 million promenade renovation project imminently. Additionally, subject to obtaining the necessary permits our plan is to commence construction of a new tower at the Taj Mahal in June 2006, which should enable us to maximize operating results by taking advantage of existing capacity on the gaming floor and in our restaurant and convention facilities.”

Perry concluded, “In addition, we continue to look for growth opportunities beyond Atlantic City, both domestic and internationally, that would enable us to lever the Trump brand. The process we used in developing the positioning statements for our Atlantic City properties will serve as the foundation as we consider future investment opportunities. Our recent presentation to the Pennsylvania Gaming Board went very well and we continue to be excited about the prospects of our proposed casino in Philadelphia. We are also actively pursuing a potential venture in Johnston, Rhode Island, near Providence. We plan to testify tomorrow before the Rhode Island House Finance Committee in an effort to persuade them to put a gaming initiative before the voters which allows for an open process. I look forward to completion of our search for a Senior Development Professional who will coordinate our existing and future plans in order to allow us to introduce the Trump brand to other gaming markets and diversify our cash flows.”

The Company reported that as of March 31, 2006 it had cash of $223.0 million excluding $45.5 million of cash restricted in use by the agreement governing the sale of Trump Indiana. The Company indicated that debt had decreased by $9.0 million since December 31, 2005 to $1,428.9 million at March 31, 2006. In the first quarter our capital expenditures were approximately $17.6 million.”

Warrant Update:

The Company would like to remind holders of the Class A Warrants, issued last May, that these warrants will expire on May 22, 2006. Holders of the warrants should coordinate with their brokers to determine the date they need to give notice of their intent to exercise in order for the transaction to occur before the expiration date. If holders of the warrants do not exercise their warrants at the stipulated price of $14.60 per share, then the shares attributable to any warrants not exercised will be issued to holders of the First Mortgage Notes of the Predecessor Company and the warrants will be void.

Conference Call:

The Company will conduct a conference call at 2:00 p.m. (Eastern Time) on Wednesday, May 3, 2006, during which management will discuss the results and other matters addressed in the earnings release. Members of the financial community and interested investors are welcome to participate in the conference call by calling toll free (800) 811-8824, or (913) 981-4903 for callers outside the United States and Canada, not earlier than 15 minutes before the call is scheduled to begin.

A replay of the conference call will be available from 5:00 p.m. on Wednesday, May 3, 2006 until midnight on Friday, May 12, 2006. The replay number is toll free (888) 203-1112, or (719) 457-0820 for callers outside the United States and Canada. The replay passcode is 5415627.

About Our Company:

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company’s properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company’s Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to the Company’s or its subsidiaries’ performance, trends in the Company’s or its subsidiaries’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could,” “can” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements, including but not limited to: the ability to fund and execute the Company’s master plan for the Company’s Atlantic City properties; the ability to obtain slot licenses in Philadelphia or other locations or develop such sites; the effects of our recently completed bankruptcy cases; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; the effects of environmental and structural building conditions relating to the Company’s properties; access to available and feasible financing and insurance; changes in laws, regulations or accounting standards, insurance premiums and relations with third parties; approvals and decisions of courts, regulators and governmental bodies and the results of any litigation; judicial decisions, legislative referenda and regulatory actions, including gaming and tax-related actions; the ability of the Company’s customer-tracking programs and marketing to continue to increase or sustain customer loyalty; the Company’s ability to recoup costs of capital investments through higher revenues; the ability to use the “Trump” name; acts of war or terrorist incidents; high energy and gasoline prices and adverse winter weather conditions; abnormal gaming hold percentages; the effects of competition, including locations of competitors and operating and market competition; and the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular.

The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the

Company’s management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

	Reorganized Company	Predecessor Company
	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
	(unaudited)	(unaudited)
Revenues:
Gaming	$247,944	$256,544
Rooms	17,088	16,452
Food and beverage	26,606	27,551
Other	7,753	8,203

	299,391	308,750
Less promotional allowances	(61,793)	(74,513)

Net revenues	237,598	234,237
Costs and expenses:
Gaming	116,459	120,438
Rooms	7,556	6,083
Food and beverage	9,170	8,179
General and administrative	68,829	61,385
General and administrative - related party	662	540
Depreciation and amortization	16,610	23,009
Reorganization expense and related costs	—	5,670

	219,286	225,304

Income from operations	18,312	8,933
Non-operating income (expense):
Interest income	2,949	444
Interest expense	(32,479)	(54,984)
Other non-operating income, net	—	65

	(29,530)	(54,475)

Loss before income taxes, minority interest, and discontinued operations	(11,218)	(45,542)
Provision for income taxes	(1,492)	(1,363)
Minority interest	2,987	—

Loss from continuing operations	(9,723)	(46,905)

Income from discontinued operations:
Trump Indiana	—	4,912
Provision for income taxes	—	(3,400)

Income from discontinued operations	—	1,512

Net (loss)	$(9,723)	$(45,393)

Continuing operations	$(0.32)	$(1.57)
Discontinued operations	—	0.05

Basic net (loss) per share	$(0.32)	$(1.52)

Continuing operations	$(0.32)	$(1.57)
Discontinued operations	—	0.05

Diluted net (loss) per share	$(0.32)	$(1.52)

Weighted average shares outstanding:
Basic and diluted	30,726,258	29,904,764

TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

(dollars in thousands except share and per share data)

	Reorganized Company
	March 31, 2006	December 31, 2005
	(unaudited)
Current assets:
Cash and cash equivalents	$223,023	$228,554
Restricted cash	45,485	45,005
Accounts receivable, net	34,168	36,024
Accounts receivable, other	8,877	9,716
Inventories	11,146	10,716
Deferred income taxes	2,289	2,289
Prepaid expenses and other current assets	11,062	12,178

Total current assets	336,050	344,482

Net property and equipment	1,464,961	1,463,142
Other assets:
Intangible assets, net	205,869	206,345
Goodwill	237,620	238,045
Deferred financing costs, net	19,279	20,725
Other assets, net	58,829	57,024

Total other assets	521,597	522,139

Total assets	$2,322,608	$2,329,763

Current liabilities:
Accounts payable	$25,006	$38,739
Accrued payroll and related expenses	29,321	26,553
Income taxes payable	37,570	36,765
Partnership distribution payable	2,430	3,041
Accrued interest payable	38,603	11,517
Self-insurance reserves	12,147	12,398
Other current liabilities	39,678	43,145
Current maturities of long-term debt	24,929	30,007

Total current liabilities	209,684	202,165

Long-term debt, net of current maturities	1,404,023	1,407,952
Deferred income taxes	144,352	144,352
Other long-term liabilities	18,112	18,428
Minority Interest	127,729	129,708
Stockholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $.001 par value;
75,000,000 shares authorized at March 31, 2006 and December 31, 2005, 27,731,862 issued and outstanding at March 31, 2006, and 27,177,696 issued and outstanding at December 31, 2005	28	27
Class B Common stock, $0.001 par value; 1,000 shares authorized, 900 shares issued and outstanding	—	—
Additional paid-in capital	454,931	453,659
Accumulated deficit	(36,251)	(26,528)

Total stockholders’ equity	418,708	427,158

Total liabilities and stockholders’ equity	$2,322,608	$2,329,763

TRUMP ENTERTAINMENT RESORTS, INC.

SELECTED FINANCIAL INFORMATION

SUMMARY OPERATING DATA

(in millions)

	Reorganized Company	Predecessor Company
	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Gaming revenues
Trump Taj Mahal	$121.0	$122.8
Trump Plaza	67.4	70.7
Trump Marina	59.5	63.0

Total	$247.9	$256.5

Net revenues
Trump Taj Mahal	$117.3	$112.6
Trump Plaza	63.4	63.9
Trump Marina	56.9	57.7

Total	$237.6	$234.2

Income (loss) from operations
Trump Taj Mahal	$16.7	$11.0
Trump Plaza	3.0	2.5
Trump Marina	6.6	5.1
Corporate and other	(8.0)	(9.7)

Total	$18.3	$8.9

Adjusted EBITDA
Trump Taj Mahal	$25.1	$23.3
Trump Plaza	7.6	7.8
Trump Marina	10.2	10.5
Corporate and other	(5.7)	(3.7)

Total	$37.2	$37.9

TRUMP ENTERTAINMENT RESORTS, INC.

SELECTED FINANCIAL INFORMATION

RECONCILATION OF INCOME FROM OPERATIONS TO ADJUSTED EBIDTA

(in millions)

	Reorganized Company
	Three months ended March 31, 2006
	Income From Operations	Depreciation and Amortization	Stock Based Compensation Expense	Reorganization Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$16.7	$8.4	$—	$—	$—	$25.1
Trump Plaza	3.0	4.6	—	—	—	7.6
Trump Marina	6.6	3.6	—	—	—	10.2
Corporate and other	(8.0)	—	1.5	—	0.8	(5.7)

Total	$18.3	$16.6	$1.5	$—	$0.8	$37.2

	Predecessor Company
	Three months ended March 31, 2005
	Income From Operations	Depreciation and Amortization	Stock Based Compensation Expense	Reorganization Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$11.0	$12.3	$—	$—	$—	$23.3
Trump Plaza	2.5	5.3	—	—	—	7.8
Trump Marina	5.1	5.4	—	—	—	10.5
Corporate and other	(9.7)		—	5.7	0.3	(3.7)

Total	$8.9	$23.0	$—	$5.7	$0.3	$37.9